UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 19, 2016 (January 15, 2016)
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MEDTRONIC PUBLIC LIMITED COMPANY
(Exact name of Registrant as Specified in its Charter)
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Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)

+353 1 438-1700
(Registrant’s telephone number, including area code):

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Medtronic plc (“the Company”), as a result of its acquisition of Covidien, is a successor to Covidien under a Tax Sharing Agreement dated September 25, 2007, among the Company (as successor to Covidien), Tyco International plc and TE Connectivity (together, the “Tax Sharing Participants”). Under the Tax Sharing Agreement, the Tax Sharing Participants share certain tax liabilities associated with the tax year 2007 and prior years. On January 15, 2016, Tyco International plc, as Audit Managing Party under the Tax Sharing Agreement, entered into Stipulations of Settled Issues with the United States Internal Revenue Service (the “IRS”) intended to resolve all disputes related to the previously disclosed intercompany debt issues for the Tax Sharing Participants for the 1997 - 2000 audit cycle, currently before the United States Tax Court. The Stipulations of Settled Issues are contingent upon the IRS Appeals Division applying the same settlement to all intercompany debt issues on appeal for subsequent audit cycles (2001 - 2007) and the approval of the United States Congress Joint Committee on Taxation, if required.
If finalized, the tentative resolution would cover all aspects of the controversy before the U.S. Tax Court and the Appeals Division of the IRS, and would result in a total cash payment by the Tax Sharing Participants to the IRS in the range of $475 million to $525 million, which includes all interest and penalties. This payment would be shared among the Tax Sharing Participants according to the formula in the Tax Sharing Agreement, and would be split among the Company, Tyco International plc and TE Connectivity 42%, 27%, and 31%, respectively.
The Company does not expect to recognize any additional charges related to the tentative resolution, as the Company had previously recorded sufficient reserves with respect to this controversy and its obligations under the Tax Sharing Agreement. Any income tax reserves and associated receivables will not be adjusted until final resolution is reached. In the event these adjustments result in a material non-cash gain, the Company would exclude this gain from its non-GAAP earnings.
The Tax Sharing Participants expect payment to be made to the IRS and among the parties within the next six months.
FORWARD LOOKING STATEMENTS
This Current Report contains forward-looking statements, which may be identified by words such as “expect” and “intend” and include statements related to the tentative resolution of the tax controversy, the anticipated impact of the Stipulation of Settled Issues on the Company and the other Tax Sharing Participants and the timing and amount of expected payments by the Tax Sharing Participants. These statements are subject to risks and uncertainties, such as delays in finalizing or changes to the Stipulation of Settled Issues, the IRS not applying the Stipulation of Settled Issues to intercompany debt issues on appeal for audit cycles 2001 - 2007, the Tax Sharing Participants not obtaining requisite approvals for the Stipulation of Settled Issues or failing to share payment obligations as provided by the Tax Sharing Agreement and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission (the “SEC”). Actual results may differ materially from anticipated results. The Company does not undertake to update its forward-looking statements or any of the information contained in this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Bradley E. Lerman
Date: January 19, 2016		Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary